December 14, 2016

Northern Lights Fund Trust

80 Arkay Drive

Hauppauge, NY 11788

Gentlemen:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 906 to the Registration Statement, File Nos. 333-122917 and 811-21720 (the “Registration Statement”), of Northern Lights Fund Trust (the “Trust”).

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that, after Post-Effective Amendment No. 906 is effective for purposes of applicable federal and state securities laws, the shares of each fund listed on the attached Exhibit A (the “Funds”), if issued in accordance with the then current Prospectus and Statement of Additional Information of the applicable Fund, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are limited to matters of Delaware statutory trust law and United States Federal law as such laws exist today; we express no opinion as to the effect of any applicable law of any other jurisdiction. We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention, or changes in law that may hereafter occur.

We hereby give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 906 to the Registration Statement. This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent. This opinion is prepared for the Trust and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP

JMS/DSM

EXHIBIT A

1.	13D Activist Fund
2.	Adaptive Allocation Fund
3.	Altegris/AACA Real Estate Long Short Fund
4.	Altegris Equity Long Short Fund
5.	Altegris Fixed Income Long Short Fund
6.	Altegris Futures Evolution Strategy Fund
7.	Altegris Macro Strategy Fund
8.	Altegris Managed Futures Strategy Fund
9.	Altegris Multi-Strategy Alternative Fund
10.	Anchor Tactical Municipal Fund
11.	Ascendant Deep Value Convertibles Fund (fka, Ascendant Diversified Income & Growth Fund and Ascendant MultiCap Equity Fund)
12.	Ascendant Tactical Yield Fund
13.	Astor Active Income ETF Fund
14.	Astor Macro Alternative Fund
15.	Astor S.T.A.R. ETF Fund
16.	Astor Long/Short ETF Fund
17.	Athena Value Fund
18.	Beech Hill Total Return Fund
19.	Biondo Focus Fund
20.	Biondo Growth Fund
21.	BTS Tactical Fixed Income Fund
22.	Chadwick & D’Amato Fund
23.	Changing Parameters Fund
24.	CMG Global Equity Fund
25.	CMG Global Macro Strategy Fund
26.	CMG Long/Short Fund (fka, CMG Tactical Futures Strategy Fund)
27.	CMG Tactical All Asset Strategy Fund
28.	CMG Tactical Bond Fund
29.	Crow Point Alternative Income Fund (fka, Armor Alternative Income Fund, Anchor Alternative Income Fund)
30.	CWC Small Cap Aggressive Value Fund
31.	Deer Park Total Return Credit Fund
32.	Eagle MLP Strategy Fund
33.	EAS Crow Point Alternatives Fund
34.	Equinox MutualHedge Futures Strategy Fund
35.	FX Strategy Fund
36.	GMG Defensive Beta Fund
37.	Ginkgo Multi-Strategy Fund
38.	Giralda Fund
39.	Giralda Risk-Managed Growth Fund
40.	Grant Park Absolute Return Fund
41.	Grant Park Fixed Income Fund
42.	Grant Park Managed Futures Strategy Fund
43.	Grant Park Multi-Alternative Strategies Fund
44.	Investment Partners Opportunities Fund
45.	Iron Horse Fund
46.	KCM Macro Trends Fund
47.	Ladenburg Income Fund
48.	Ladenburg Income & Growth Fund
49.	Ladenburg Growth & Income Fund
50.	Ladenburg Growth Fund
51.	Ladenburg Aggressive Growth Fund
52.	Leader Short-Term Bond Fund
53.	Leader Total Return Fund
54.	Navigator Equity Hedged Fund

55.	Navigator Duration Neutral Bond Fund
56.	Navigator Sentry Managed Volatility Fund
57.	Navigator Tactical Fixed Income Fund
58.	PSI All Asset Fund (fka, PSI Market Neutral Fund)
59.	PSI Total Return Fund
60.	PSI Strategic Growth Fund
61.	PSI Tactical Growth Fund
62.	PSI Calendar Effects Fund
63.	Pacific Financial Alternative Strategies Fund
64.	Pacific Financial Core Equity Fund
65.	Pacific Financial Dynamic Allocation Fund
66.	Pacific Financial Explorer Fund
67.	Pacific Financial Faith & Values Based Conservative Fund
68.	Pacific Financial Faith & Values Based Moderate Fund
69.	Pacific Financial Faith & Values Based Diversified Growth Fund
70.	Pacific Financial Flexible Growth & Income Fund
71.	Pacific Financial Foundational Asset Allocation Fund
72.	Pacific Financial International Fund
73.	Pacific Financial Strategic Conservative Fund
74.	Pacific Financial Tactical Fund
75.	Patriot Balanced Fund (fka, Ascendant Balanced Fund)
76.	Patriot Fund
77.	Power Dividend Index Fund
78.	Power Income Fund
79.	Power Momentum Index Fund
80.	Princeton Futures Strategy Fund
81.	Princeton Long/Short Treasury Fund
82.	Princeton Premium Fund
83.	Probabilities Fund
84.	Probabilities Sector Rotation Fund
85.	Sandalwood Opportunity Fund
86.	Sierra Core Retirement Fund
87.	Sierra Strategic Income Fund
88.	Toews Tactical Defensive Alpha Fund
89.	Toews Hedged Core Frontier Fund (fka, Toews Hedged Emerging Markets Fund)
90.	Toews Hedged Growth Allocation Fund
91.	Toews Hedged High Yield Bond Fund
92.	Toews Hedged Core W Fund
93.	Toews Hedged Core L Fund
94.	Toews Hedged Core S Fund
95.	Toews Unconstrained Income Fund
96.	TransWestern Institutional Short Duration Government Bond Fund
97.	Zeo Strategic Income Fund